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IBM CUSTOMER AGREEMENT

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Thank you for doing business with us. We strive to provide you with the highest quality Products and Services. If, at any time, you have any questions or problems, or are not completely satisfied, please let us know. Our goal is to do our best for you.

This IBM Customer Agreement (called the "Agreement") covers business transactions you may do with us to purchase Machines, license Programs, and acquire Services.

This Agreement and its applicable Attachments and Transaction Documents are the complete agreement regarding these transactions, and replace any prior oral or written communications between us.

By signing below for our respective Enterprises, each of us agrees to the terms of this Agreement. Once signed, 1) any reproduction of this agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Products and Services you order under this Agreement are subject to it.

Agreed to:                           Agreed to:
Splitrock Services, Inc.             International Business Machines Corporation




By  /s/ William R. Wilson            By  /s/ Martin J. Madden
    -------------------------            -----------------------------
    Authorized signature                 Authorized signature


Name (type or print):                Name (type or print):

    William R. Wilson                    Martin J. Madden


Date: 3/2/1998                       Date: 3/4/1998


Enterprise number: S383569           Agreement number: GB10597


Enterprise address:                  IBM Office address:
Splitrock Services, Inc.             27 Commerce Drive
2170 Buckthorne Place, Suite 350     Cranford, NJ 07016
The Woodlands, Texas 77380

       After signing, please return a copy of this Agreement to the local
                       "IBM Office address" shown above.




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IBM CUSTOMER AGREEMENT
TABLE OF CONTENTS
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
SECTION   TITLE                               PAGE          SECTION   TITLE                              PAGE
PART 1 -  GENERAL .........................     3           PART 4 -  PROGRAMS ........................   13

1.1       Definitions .....................     3           4.1       License .........................   13
1.2       Agreement Structure .............     4           4.2       License Details .................   13
1.3       Delivery ........................     4           4.3       Program Features Not Used
1.4       Prices and Payment ..............     5                     on the Designated Machine .......   13
1.5       Types of Service for Machines ...     5           4.4       Additional License Copies .......   14
1.6       Patents and Copyrights ..........     6           4.5       Program Testing .................   14
1.7       Limitation of Liability .........     7           4.6       Packaged Programs ...............   14
1.8       Mutual Responsibilities .........     7           4.7       Program Protection ..............   14
1.9       Your Other Responsibilities......     7           4.8       Program Services ................   14
1.10      IBM Business Partners ...........     8           4.9       License Termination .............   15
1.11      Changes to the Agreement Terms ..     8
1.12      Agreement Termination ...........     8           PART 5 -  SERVICES ........................   16
1.13      Geographic Scope ................     8
1.14      Governing Law ...................     8           5.1       Maintenance Services ............   16
                                                            5.2       Continuing Support Services......   17
PART 2 -  WARRANTIES ......................     9           5.3       Project Support Services ........   17
                                                            5.4       The Statement of Work ...........   18
2.1       The IBM Warranties ..............     9           5.5       Materials Ownership and License..   18
2.2       Extent of Warranty ..............    10
2.3       Items Not Covered by Warranty ...    10

PART 3 -  MACHINES .......................     11

3.1       Title and Risk of Loss .........     11
3.2       Production Status ..............     11
3.3       Installation ...................     11
3.4       Licensed Internal Code .........     11



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IBM CUSTOMER AGREEMENT

PART 1 - GENERAL
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1.1  DEFINITIONS

     CUSTOMER-SET-UP MACHINE is an IBM Machine that you install according to our instructions.

     DATE OF INSTALLATION is the following:

      1. for an IBM Machine --

          a. the business day after the day we install it or, if you defer installation, make it available to you for installation, or

          b. the second business day after the end of a Customer-set-up Machine's standard transit allowance period;

      2. for a non-IBM Machine, the second business day after its arrival; and

      3. for a Program, the latest of --

          a. the day after its testing period ends,

          b. 10 days after we ship it, or

          c. the day, specified in a Transaction Document, on which we authorize you to make an Additional License Copy or a copy of a Program feature.

     DESIGNATED MACHINE is the machine, that we require you to identify to us by type/model and serial number, on which you intend to use a Program for processing. When we specify that you do not have to provide this identification to us, the term "Designated Machine" means the single machine on which you may use the Program at any one time.

     ENTERPRISE is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent. The term "Enterprise" applies only to the portion of the enterprise located in the United States or Puerto Rico.

     MACHINE is a machine, its features, conversions, upgrades, elements, or accessories, or any combination of them. The term "Machine" includes an IBM Machine and any non-IBM Machine (including other equipment) that we may provide to you.

     MATERIALS are literary works or other works of authorship (such as programs, program listings, programming tools, documentation, reports, drawings and similar works) that we may deliver to you. The term "Materials" does not include Programs or Licensed Internal Code.

     PRODUCT is a Machine or a Program.

     PROGRAM is the following, including features and any whole or partial copies:

     1.   machine-readable instructions;

     2.   a collection of machine-readable data, such as a data base; and

     3. related licensed materials, including documentation and listings, in any form.

     The term "Program" includes an IBM Program and any non-IBM Program that we may provide to you. The term does not include Licensed Internal Code or Materials.

     SERVICE is performance of a task, provision of advice and counsel, assistance, or use of a resource (such as access to an information data base) we make available to you.

     SPECIFICATIONS is a document that provides information specific to a Product. For a Machine, we call the document "Official Published Specifications." For a Program, we call it "Licensed Program
     Specifications," or "License Information."

     SPECIFIED OPERATING ENVIRONMENT is the Machines and Programs with which a Program is designed to operate, as described in the Program's Specifications.



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1.2  AGREEMENT STRUCTURE

     ATTACHMENTS

     Some Products and Services have terms in addition to those we specify in this Agreement. We provide the additional terms in documents called "Attachments," which are also part of this Agreement. We make the Attachments available to you for signature.

     TRANSACTION DOCUMENTS

     For each business transaction, we will provide you with the appropriate "Transaction Documents" that confirm the specific details of the transaction. Some Transaction Documents require signature, and others do not. The following are examples of Transaction Documents that must be signed by both of us with examples of the information they may contain:

     1.   addenda (contract-period duration, start date, and total quantity);
          and

     2. statements of work (scope of Services, responsibilities, deliverables, Completion Criteria, estimated schedule, and charges).

     The following are examples of administrative, unsigned Transaction Documents with examples of the information they may contain;

     1.   exhibits (eligible Products by category);

     2.   invoices (item, quantity, price, and amount payable); and

     3. supplements (Machine quantity and type ordered, price, estimated shipment date, and warranty period). Certain supplements may require signature if requested by either of us.

     CONFLICTING TERMS

     If there is a conflict among the terms in the various documents, those of an Attachment prevail over those of this Agreement. The terms of a Transaction Document prevail over those of both of these documents.

     OUR ACCEPTANCE OF YOUR ORDER

     A Product or Service becomes subject to this Agreement when we accept your order. We accept your order by doing any of the following:

     1.   sending you a Transaction Document;

     2.   shipping the Product; or

     3.   providing the Service.

     YOUR ACCEPTANCE OF ADDITIONAL TERMS

     You accept the additional terms in an Attachment or Transaction Document by doing any of the following:

     1.   signing the Attachment or Transaction Document;

     2.   using the Product or Service, or allowing others to do so; or

     3.   making any payment for the Product or Service.

1.3  DELIVERY

     We will try to meet your delivery requirements for Products and Services you order, and will inform you of their status. Transportation charges, if applicable, will be specified in a Transaction Document.



                                  PAGE 4 OF 19
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1.4  PRICES AND PAYMENT

     The amount payable for a Product or Service will be based on one or more of the following types of charges:

     1.   one-time (for example, the price of a Machine);

     2.   recurring (for example, a periodic charge for Maintenance Services);

     3.   time and materials (for example, charges for Hourly Services); or

     4. fixed price (for example, a specific amount agreed to between us for Project Support Services).

     Depending on the particular Product, Service, or circumstance, additional charges may apply. We will inform you in advance whenever additional charges apply.

     For a Product with a one-time charge, payment is due on its Date of Installation. Recurring charges for a Product begin on its Date of Installation. Payment for Services is due as we specify, either in advance, as the work progresses, or after the work is completed. You agree to pay amounts due for Products and Services, including any late payment fees, as we specify in the invoice.

     If any authority imposes a duty, tax, levy, or fee, excluding those based on our net income, upon any transaction under this Agreement, then you agree to pay that amount as specified in the invoice or supply exemption documentation. You are responsible for personal property taxes for each Product from the date we ship it to you.

     One-time and recurring charges may be based on measurements of actual or authorized use (for example, number of users or processor size for Programs and meter readings for Maintenance Services). You agree to promptly notify us and pay any applicable charges if you change the basis of measurement for usage based charges. Recurring charges will be adjusted accordingly. We do not give credits or refunds for charges already due or paid. In the event that we change the basis of measurement, the changes will be subject to our price change terms.

     We may increase recurring charges for Products and Services (including hourly rates and minimums) by giving you three months' written notice. An increase applies on the first day of the applicable invoice period on or after the effective date we specify in the notice.

     We may increase one-time charges without notice. However, an increase to one-time charges does not apply to you if 1) we receive your order before the announcement date of the increase and 2) one of the following occurs within three months after our receipt of your order:

     1.   we ship you the Product;

     2. with our authorization, you make an Additional License Copy of a Program or a copy of a Distribution Feature; or

     3.   a Program's group-upgrade charge becomes due.

     You receive the benefit of a decrease in charges for amounts which become due on or after the effective date of the decrease.


1.5  TYPES OF SERVICE FOR MACHINES

     We provide certain types of repair and exchange service either at your location or at our service center to keep Machines in, or restore them to, good working order.

     Under carry-in service, you may deliver the failing Machine or ship it suitably packaged (prepaid, unless we specify otherwise) to a location we designate. After we have repaired or exchanged the Machine, we will return it to you at our expense unless we specify otherwise.

     Under on-site service, we may repair the failing Machine at your site or exchange it, at our discretion, depending on the nature of the failure.



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     When a type of service involves the exchange of a Machine or part, the item we replace becomes our property and the replacement becomes yours. You represent that all removed items are genuine and unaltered. The replacement may not be new, but will be in good working order and at least functionally equivalent to the item replaced. The replacement assumes the warranty and Maintenance Service status of the replaced item. Before we exchange a Machine or part, you agree to remove all features, parts, options, alterations, and attachments not under our service. You also agree to ensure that the item is free of any legal obligations or restrictions that prevent its exchange.

     You agree to:

     1. obtain authorization from the owner to have us service a Machine that you do not own; and

     2.   where applicable, before we provide service -

          a. follow the problem determination, problem analysis, and service-request procedures that we provide,

          b.   secure all programs, data, and funds contained in a Machine, and

          c.   inform us of changes in a Machine's location.

1.6  PATENTS AND COPYRIGHTS

     For purposes of this Section, the term "Product" includes Materials (alone or in combination with Products we provide to you as a system) and Licensed Internal Code.

     If a third party claims that a Product we provide to you infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you:

     1.   promptly notify us in writing of the claim; and

     2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

     If such a claim is made or appears likely to be made, you agree to permit us to enable you to continue to use the Product, or to modify it, or replace it with one that is at least functionally equivalent. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you a credit equal to your net book value for the Product, provided you have followed generally-accepted accounting principles.

     This is our entire obligation to you regarding any claim of infringement.

     CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE

     We have no obligation regarding any claim based on any of the following:

     1.   anything you provide which is incorporated into a Product;

     2. your modification of a Product, or a Program's use in other than its Specified Operating Environment;

     3. the combination, operation, or use of a Product with other Products not provided by us as a system, or the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

     4. infringement by a non-IBM Product alone, as opposed to its combination with Products we provide to you as a system.



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1.7  LIMITATION OF LIABILITY

     Circumstances may arise where, because of a default on our part or other liability, you are entitled to recover damages from us. In each such instance, regardless of the basis on which you are entitled to claim damages from us (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), we are liable only for:

     1. payments referred to in our patents and copyrights terms described above;

     2. damages for bodily injury (including death) and damage to real property and tangible personal property; and

     3. the amount of any other actual direct damages or loss, up to the greater of $100,000 or the charges (if recurring, 12 months' charges apply) for the Product or Service that is the subject of the claim. For purposes of this item, the term "Product" includes Materials and Licensed Internal Code.

          This limit also applies to any of our subcontractors and Program developers. It is the maximum for which we and our subcontractors and Program developers are collectively responsible.

     ITEMS FOR WHICH WE ARE NOT LIABLE

     Under no circumstances are we, our subcontractors, or Program developers liable for any of the following:

     1. third-party claims against you for losses or damages (other than those under the first two items listed above);

     2.   loss of, or damage to, your records or data; or

     3. special, incidental, or indirect damages or for any economic consequential damages (including lost profits or savings), even if we are informed of their possibility.

1.8  MUTUAL RESPONSIBILITIES

     Both of us agree that under this Agreement:

     1. neither of us grants the other the right to use its trademarks, trade names, or other designations in any promotion or publication;

     2. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information, it will be made under a signed confidentiality agreement;

     3.   each is free to enter into similar agreements with others;

     4. each grants the other only the licenses and rights specified. No other licenses or rights (including licenses or rights under patents) are granted;

     5. each may communicate with the other by electronic means and such communication is acceptable as a signed writing. An identification code (called a "USERID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

     6. each will allow the other reasonable opportunity to comply before it claims that the other has not met its obligations;

     7. neither of us will bring a legal action more than two years after the cause of action arose; and

     8. neither of us is responsible for failure to fulfill any obligations due to causes beyond its control.

1.9  YOUR OTHER RESPONSIBILITIES

     You agree:

     1. not to assign, or otherwise transfer, this Agreement or your rights under it, delegate your obligations, or resell any Service, without prior written consent. Any attempt to do so is void;



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     2.   to acquire Machines with the intent to use them within your Enterprise and not for reselling, leasing, or transferring to a third party, unless either of the following applies -

          a. you are arranging lease-back financing for the Machines, or

          b. you purchase them without any discount or allowance, and do not remarket them in competition with our authorized remarketers;

     3. to allow us to install mandatory engineering changes (such as those required for safety) on IBM Machines. Any parts we remove become our property. You represent that you have the permission from the owner and any lien holders to transfer ownership and possession of removed parts to us:

     4. that you are responsible for the results obtained from the use of the Products and Services; and

     5. to provide us with sufficient, free, and safe access to your facilities for us to fulfill our obligations.

1.10 IBM BUSINESS PARTNERS

     We have signed agreements with certain organizations (called "IBM Business Partners") to promote, market, and support certain Products and Services. When you order our Products or Services (marketed to you by IBM Business Partners) under this Agreement, we confirm that we are responsible for providing the Products or Services to you under the warranties and other terms of this Agreement. We are not responsible for 1) the actions of IBM Business Partners, 2) any additional obligations they have to you, or 3) any products or services that they supply to you under their agreements.

1.11 CHANGES TO THE AGREEMENT TERMS

     In order to maintain flexibility in our Products and Services, we may change the terms of this Agreement by giving you three months' written notice. However, these changes are not retroactive. They apply, as of the effective date we specify in the notice, only to new orders (those we receive on or after the date of the notice) and to on-going transactions, such as licenses and Services.

     Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any order or written communication from you are void.

1.12 AGREEMENT TERMINATION

     You may terminate this Agreement on written notice to us following the expiration or termination of your obligations.

     Either of us may terminate this Agreement if the other does not comply with any of its terms, provided the one who is not complying is given written notice and reasonable time to comply.

     Any terms of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled, and apply to respective successors and assignees.

1.13 GEOGRAPHIC SCOPE

     All your rights, all our obligations, and all licenses (except for Licensed Internal Code and as specifically granted) are valid only in the United States and Puerto Rico.

1.14 GOVERNING LAW

     The laws of the State of New York govern this Agreement.



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IBM CUSTOMER AGREEMENT
PART 2 - WARRANTIES

2.1  THE IBM WARRANTIES

     WARRANTY FOR IBM MACHINES

     For each IBM Machine, we warrant that it:
     1.   is free from defects in materials and workmanship; and

     2.   conforms to its Specifications.

     The warranty period for a Machine is a specified, fixed period commencing on its Date of installation.

     During the warranty period, we provide warranty service under the type of service we designate for the Machine or under the alternative service you select under Maintenance Services.

     For us to provide warranty service for a feature, conversion, or upgrade, we require that the Machine on which it is installed be 1) for certain Machines, the designated, serial-numbered Machine and 2) at an engineering-change level compatible with the feature, conversion, or upgrade.

     During the warranty period, we manage and install engineering changes that apply to the Machine.

     If a Machine does not function as warranted during the warranty period, we will repair it or replace it with one that is at least functionally equivalent, without charge. If we are unable to do so, you may return it to us and we will refund your money.

     WARRANTY FOR IBM PROGRAMS

     For each warranted IBM Program, we warrant that when it is used in the Specified Operating Environment, it will conform to its Specifications.

     The warranty period for a program commences on its Date of Installation and expires when its Program Services are no longer available.

     During the warranty period, we provide warranty service, without charge, for a Program Services. Program Services are available for a warranted Program for at least one year following its general availability. Therefore, the duration of warranty service depends on when you obtain your license.

     If a Program does not function as warranted during the first year after you obtain your license and we are unable to make it do so, you may return the Program to us and we will refund your money. To be eligible, you must have acquired the Program while Program Services (regardless of the remaining duration) were available for it.

     WARRANTY FOR IBM SERVICES

     For each IBM Service, we warrant that we perform it:

     1.   In a workmanlike manner, and

     2. according to its current description (including any Completion Criteria) contained in this Agreement, an Attachment, or a Transaction Document.

     WARRANTY FOR SYSTEMS

     Where we provide Products to you as a system, we warrant that they are compatible and will operate with one another. This warranty is in addition to our other applicable warranties.

2.2  EXTENT OF WARRANTY

     If a Machine is subject to federal or state consumer warranty laws, our statement of limited warranty included with the Machine applies in place of these Machine warranties.

     The warranties may be voided by misuse, accident, modification, unsuitable physical or operating environment, operation in other than the Specified Operating Environment, improper maintenance by you, removal or alteration of Product or parts identification labels, or failure caused by a product for which we are not responsible.

     THESE WARRANTIES REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

2.3  ITEMS NOT COVERED BY WARRANTY

     We do not warrant uninterrupted or error-free operation of a Product or Service.

     We will identify IBM Products that we do not warrant.

     Unless we specify otherwise, we provide Materials, non-IBM Products, and non-IBM Services on a "AS IS" basis. However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.



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[IBM LOGO]
CUSTOMER AGREEMENT

PART 3 - MACHINES

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3.1  TITLE AND RISK OF LOSS

     When we accept your order, we agree to sell you the Machine described in a Transaction Document. We transfer title to you or, if you choose, your lessor when we ship the Machine. However, we reserve a purchase money security interest in the Machine until we receive the amounts due. For a feature, conversion, or upgrade involving the removal of parts which become our property, we reserve the security interest until we receive the amounts due and the removed parts. You agree to sign an appropriate document to permit us to perfect our purchase money security interest.

     We bear the risk of loss for the Machine through its Date of Installation. Thereafter, you assume the risk.

3.2  PRODUCTION STATUS

     Each IBM Machine is manufactured from new parts, or new and used parts. In some cases, the Machine may not be new and may have been previously installed. Regardless of the Machine's production status, our warranty terms apply.

3.3  INSTALLATION

     For the Machine to function properly, it must be installed in a suitable physical environment. You agree to provide an environment meeting our specified requirements for the Machine.

     We have standard installation procedures. We will successfully complete these procedures before we consider an IBM Machine (other than a Customer-set-up Machine) installed.

     You are responsible for installing a Customer-set-up Machine (we provide instructions to enable you to do so) and a non-IBM Machine.

     MACHINE FEATURES, CONVERSIONS, AND UPGRADES

     We sell features, conversions, and upgrades for installation on Machines, and, in certain instances, only for installation on a designated, serial-numbered Machine. Many of these transactions involve the removal of parts and their return to us. As applicable, you represent that you have the permission from the owner and any lien holders to 1) install features, conversions, and upgrades and 2) transfer ownership and possession of removed parts (which become our property) to us. You further represent that all removed parts are genuine and unaltered. A part that replaces a removed part will assume the warranty and Maintenance Service status of the replaced part.

     You agree to allow us to install the feature, conversion, or upgrade within 30 days of its delivery. Otherwise, we may terminate the transaction and you must return the feature, conversion, or upgrade to us at your expense.

3.4  LICENSED INTERNAL CODE

     Certain Machines we specify (called "Specific Machines") use Licensed Internal Code (called "Code"). We own copyrights in Code. We own all copies of Code, including all copies made from them.

     We will identify each Specific Machine in a Transaction Document. If you are the rightful possessor of a Specific Machine, we grant you a license to use the Code (or any replacement we provide) on, or in conjunction with, only the Specific Machine, designated by serial number, for which the Code is provided. We license the Code to only one rightful possessor at a time.

Under each license, we authorize you to do only the following:

1. execute the Code to enable the Specific Machine to function according to its Specifications;

2. make a backup or archival copy of the Code (unless we make one available for your use), provided you reproduce the copyright notice and any other legend of ownership on the copy. You may use the copy only to replace the original, when necessary; and

3.   execute and display the Code as necessary to maintain the Specific Machine.

You agree to acquire any replacement for, or additional copy of, Code directly from us in accordance with our standard policies and practices. You also agree to use that Code under these terms.

You may transfer possession of the Code to another party only with the transfer of the Specific Machine. If you do so, you must 1) destroy all your copies of the Code that were not provided by us, 2) either give the other party all your IBM-provided copies of the Code or destroy them, and 3) notify the other party of these terms. We license the other party when it accepts these terms by initial use of the Code. These terms apply to all Code you acquire from any source.

Your license terminates when you no longer rightfully possess the Specific Machine.

ACTIONS YOU MAY NOT TAKE

You agree to use the Code only as authorized above. You may not do, for example, any of the following:

1. otherwise copy, display, transfer, adapt, modify, or distribute the Code (electronically or otherwise), except as we may authorize in the Specific Machine's Specifications or in writing to you;

2. reverse assemble, reverse compile, or otherwise translate the Code unless expressly permitted by applicable law without the possibility of contractual waiver;

3.   sublicense or assign the license for the Code; or

4.   lease the Code or any copy of it.

IBM CUSTOMER AGREEMENT

PART 4 - PROGRAMS

--------------------------------------------------------------------------------

4.1  LICENSE

     When we accept your order, we grant you a non-exclusive license for the Program. Programs are copyrighted and licensed (not sold).

4.2  LICENSE DETAILS

     Under each license, we authorize you to:

      1. use the Program's machine-readable portion on only the Designated Machine or, if it is inoperable, a backup Machine. If the Designated Machine cannot assemble or compile the Program, you may assemble or compile it on another Machine.

          If a Program is stored on a network server solely for the purpose of being distributed to other Machines, it is not considered to be in use.

          Certain Programs IBM designates for home or travel use may be stored on the Designated Machine and another Machine, provided the Program is not in active use on both Machines at the same time.

          If you change the Designated Machine previously identified to us, you agree to notify us of the change end its date:

      2. make and store copies of a Program, managed by a license management tool, on Designated Machines under control of that tool, but your use may not exceed the total number of users or amount of resource authorized;

      3.  do the following to support your authorized use as described above-

          a. make copies of the Program, provided you reproduce copyright notices and any other legends of ownership on each copy or partial copy, and

          b.   merge the Program into another Program; and

      4. use any portion of the Program we 1) provide in source form, or 2) mark restricted (for example, "Restricted Materials of IBM") only to -

          a.   resolve problems related to the use of the Program, and

          b. modify the Program so that it will work together with other products.

     You agree to comply with any additional terms (such as usage restrictions) we may place on a Program. We identify these in the Program's Specifications or in a Transaction Document.

     ACTIONS YOU MAY NOT TAKE

     You agree not to do any of the following:

      1. sublicense, assign, or transfer (unless we specify otherwise in the Program Specifications) the license for any Program:

      2.  distribute any Program to any third party; or

      3.  reverse assemble, reverse compile, or otherwise translate any Program.

4.3  PROGRAM FEATURES NOT USED ON THE DESIGNATED MACHINE

     Some Programs have features that are designed for use on Machines other than the Designated Machine on which the Program is used. You may make copies of a feature and its documentation in support of your authorized use of the Program. Persons using a Machine outside of your Enterprise may use the copy only to access the associated Program. You agree to pay us for each copy you make of any feature we refer to as a "Distributed Feature."

4.4  ADDITIONAL LICENSE COPIES

     You may order additional licenses for Programs. If you prefer, for each license we grant, rather than shipping you another copy of the Program, we will authorize you to make an additional copy (called an "Additional License Copy").

     For some Programs, you may make a copy under a Distributed System License Option (called a "DSLO" license). We charge less for a DSLO license than we do for the original license (called the "Basic" license). In return for the lesser charge, you agree to do the following while licensed under a
     DSLO:

      1.  have a Basic license for the Program;

      2. provide problem documentation and receive Program Services (if any) only through the location of the Basic license; and

      3. distribute to, and install on, the DSLO's Designated Machine, any release, correction, or bypass that we provide for the Basic license.

4.5  PROGRAM TESTING

     We provide a testing period for certain Programs to help you evaluate if they meet your needs. If we offer a testing period, it will start 1) 10 days after we ship the Program or 2) on the day we authorize you to make an Additional License Copy. We will inform you of the duration of the Program's testing period.

     If you terminate your license during this period, we will credit you with any charges you may have paid for the Program.

     For the first order of each Distributed Feature, the testing period is the same as its associated Program.

     We do not provide a testing period for a Program under a DSLO license.

4.6  PACKAGED PROGRAMS

     We provide certain Programs together with their own license agreements. These Programs are licensed under the terms of the agreements provided with them.

4.7  PROGRAM PROTECTION

     For each Program, you agree to:
      1. ensure that anyone who uses it (accessed either locally or remotely) does so only for your authorized use and complies with our terms regarding Programs;

      2.  maintain a record of all copies; and

      3. if it is a licensed data base containing information we provide to you, allow access to the information contained in it only to your employees, agents, or subcontractors, and only in support of their work for you.

4.8  PROGRAM SERVICES

     We provide Program Services for warranted Programs and for selected other Programs. If we can reproduce your reported problem in the Specified Operating Environment, we will issue defect correction information, a restriction, or a bypass. We provide Program Services for only the unmodified portion of a current release of a Program.

     We provide Program Services 1) on an on-going basis (with at least six months' written notice before we terminate services for a Program), 2) until the date we specify, or 3) for a period we specify.

4.9  LICENSE TERMINATION

     You may terminate the license for a Program on one month's written notice or at any time during the Program's testing period.

     Licenses for certain replacement Programs may be acquired for an upgrade charge. In this event, when you license these Programs, you agree to terminate the license of the replaced Program.

     We may terminate any license we grant you under the terms of this Part if you do not meet your obligations regarding Programs.

     You agree to destroy all copies of the Program after license termination. However, you may keep a copy in your archives.

IBM CUSTOMER AGREEMENT

PART 5 - SERVICES

--------------------------------------------------------------------------------

5.1  MAINTENANCE SERVICES

     We will restore the Machine to good working order or exchange it, based on the type of service you select from those available for the Machine. We may also perform preventive maintenance. We manage and install engineering changes that apply to IBM Machines. We provide Maintenance Services for selected non-IBM Machines.

     We will inform you of the date on which Maintenance Services begin. We may inspect the Machine within one month following that date. If the Machine is not in an acceptable condition for service, you may have us restore it for a charge. Alternatively, you may withdraw your request for Maintenance Services. However, you will be charged for any Maintenance Services which we have performed at your request.

     For a Machine under a usage plan, you agree to provide us with the meter reading as of the last working day of the period that the minimum maintenance charge covers.

     Maintenance Services do not cover accessories, supply items, and certain parts, such as batteries, frames, and covers. In addition, Maintenance Services do not cover service of a Machine damaged by misuse, accident, modification, unsuitable physical or operating environment, improper maintenance by you, removal or alteration of Machine or parts identification labels, or failure caused by a product for which we are not responsible. Unless otherwise agreed, Maintenance Services do not cover service of Machine alterations.

     ALTERNATIVE SERVICE DURING WARRANTY

     For certain Machines, you may choose alternative warranty service. We provide the alternative type of service for an additional charge. When the alternative service ends, we will continue Maintenance Services for the Machine under the same type of service you selected.

     MAINTENANCE SERVICES TERMINATION

     You may terminate Maintenance Services for a Machine on one month's written notice to us under any of the following circumstances:

     1.   after it has been under Maintenance Services for at least six months;

     2. if you permanently remove it from productive use within your Enterprise;

     3. as of the effective date of an increase in Maintenance Services charges; or

     4. if you terminate coverage for a Machine also covered by a Maintenance Service Option because we 1) remove a Machine type from eligibility or
          2) increase total adjusted charges for Maintenance Services.

     We may terminate Maintenance Services for a Machine on three months' written notice, provided it has been under Maintenance Services for at least one year.

     Either of us may terminate service for any Machine if the other does not meet its obligations concerning Maintenance Services. On termination of service for a Machine, we will give you any applicable credit.

     MAINTENANCE SERVICE OPTIONS

     We provide Maintenance Service Options for certain Machines. We provide the terms specific to an Option in an Attachment or Statement of Work. We will inform you periodically of any changes. We will defer an unfavorable change (and all changes related to it) until the next anniversary of the start of your contract period, if you request it in writing before the effective date of the change.

5.2  CONTINUING SUPPORT SERVICES

     We provide Continuing Support Services on a contract-period basis to assist you in improving the availability of your systems. We provide the terms specific to a Service in an Attachment or Statement of Work. If we make a change to the terms that 1) affects your current contract period and 2) you consider unfavorable, on your request, we will defer it until the next anniversary of the start of the contract period.

     Each of us agrees to notify the other (before your current contract period expires) if they do not intend to renew.

     CONTINUING SUPPORT SERVICES TERMINATION

     You may terminate a Continuing Support Service by providing us one month's written notice upon fulfillment of any minimum commitments.

     The termination of Services with contract periods longer than one year results in adjustment charges. In this case, you agree to pay the lesser of:

     1. the difference between the total charges you paid through the termination date and those you would have paid for the same period of time at the charge level of the next shorter contract period;

     2. the monthly charge multiplied by the applicable adjustment charge factor; or

     3.   the total charges remaining to complete the contract period.

     When an increase results in a change to your total monthly charge for a Service of more than the adjustment charge we specify, you may terminate that Service on the effective date of the increase. Adjustment or termination charges do not apply in this case.

5.3  PROJECT SUPPORT SERVICES

     Following are examples of Project Support Services we make available to you:

     1. Consulting Services, such as reengineering business processes, linking business and technology strategies, improving manufacturing processes, and enhancing application development and information processing capabilities. We are responsible for managing the engagement;

     2. Custom Services, such as managing and performing project tasks to deliver Materials or acting as a prime contractor to deliver an integrated system that may consist of a combination of Products, Services, Materials, and other items. We are responsible for managing the project, unless specified otherwise in the Statement of Work; and

     3. Hourly Services, such as assisting on a technical task. You are responsible for managing the project and for any results achieved. The Statement of Work will specify the hourly rate and estimated number of hours. The estimate is not a fixed-price commitment. Charges = (actual hours x rate) + expenses.

          Hourly Services end when the first of the following occurs: 1) you advise us, in writing, that further Services are not required, 2) we provide the specified number of hours, or 3) the estimated end date expires. You may authorize, in writing, additional hours or extension of the end date.

     PROJECT SUPPORT SERVICES TERMINATION

     Either of us may terminate a project on written notice to the other if the other does not meet its obligations concerning the Statement of Work. Upon termination, we will stop our work in an orderly manner as soon as practical.

     You agree to pay us for all Services we provide and any Materials we deliver through the project's termination and any charges we incur in terminating subcontracts.

5.4  THE STATEMENT OF WORK

     A separate Statement of Work will be signed by both of us for each Services transaction not covered by another Transaction Document. When we accept your order, we agree to provide the Services described in the Statement of Work.

     The Statement of Work includes, for example:

     1.   our respective responsibilities;

     2. the specific conditions (called the "Completion Criteria"), if any, that we are required to meet to fulfill our obligations;

     3. a contract period for Maintenance and Continuing Support Services and an estimated schedule for Project Support Services that we provide for planning purposes; and

     4.   applicable charges (not including taxes) and any other terms.

     If a Statement of Work contains an estimated schedule, each of us agrees to make reasonable efforts to carry out our respective responsibilities according to that schedule. If the Statement of Work contains Completion Criteria, we will inform you when we meet each of them. You then have 10 days to inform us if you believe that we have not met those criteria. The project is complete when we meet the Completion Criteria.

     CHANGES TO STATEMENTS OF WORK

     When both of us agree to change a Statement of Work other than as permitted in the Maintenance Service Options and Continuing Support Services Sections of this Agreement, we will prepare a written description of the agreed change (called a "Change Authorization"), which both of us must sign. The terms of a Change Authorization prevail over those of the Statement of Work and any of its previous Change Authorizations.

     Any change in the Statement of Work may affect the charges, estimated schedule, or other terms. Depending on the extent and complexity of the requested changes, we may charge for our effort required to analyze it. When charges are necessary, we will give you a written estimate and begin the analysis only on your written authorization.

     PERSONNEL

     Each of us will:

     1. designate a coordinator who will represent each of us, respectively, in all matters concerning Project Support Services and other Services where applicable; and

     2. be responsible for the supervision, direction, and control of our respective personnel.

     We will try to honor your requests regarding the assignment of our personnel to your project. However, we reserve the right to determine the assignment of our personnel.

     We may subcontract a Service, or any part of it, we provide to you, to subcontractors selected by us.

5.5  MATERIALS OWNERSHIP AND LICENSE

     We will specify Materials to be delivered to you. We will identify them as being "Type I Materials," "Type II Materials," or otherwise as we both agree. If not specified, Materials will be considered Type II Materials.

     Type I Materials are those, created during the Service performance period, in which you will have all right, title, and interest (including ownership of copyright). We will retain one copy of the Materials. You grant us 1) an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally and externally) copies of, and prepare derivative works based on Type I Materials and 2) the right to authorize others to do any of the former.

     Type II Materials are those, created during the Service performance period or otherwise (such as those that preexist the Service), in which we or third parties have all right, title, and interest (including ownership of copyright). We will deliver one copy of the specified Materials to you. We grant you an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, and distribute, within your Enterprise only, copies of Type II Materials.

     Each of us agrees to reproduce the copyright notice and any other legend of ownership on any copies made under the licenses granted in this Section.